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                                                                     EXHIBIT 5.1


                               January 21, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

   Re: Key Energy Group, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Key Energy Group, Inc., a Maryland corporation (the "Company"), in connection with the registration on Form S-3 under the Securities Act of 1933, as amended, of (i) $216,000,000 principal amount of the Company's 5% Convertible Subordinated Notes due 2004 (the "Notes"), (ii) an indeterminate number of shares (the "Conversion Shares") of the Company's common stock, par value $.10 per share (the "Common Stock"), issuable upon conversion of the Notes and (iii) 1,019,480 shares of the Company's Common Stock, of which 365,000 shares (the "Resale Shares") are being offered by a stockholder of the Company and 654,480 shares are being offered in connection with the conversion of the Notes (the "Shares").

     In rendering the opinions set forth below, we have examined the articles of incorporation, bylaws and corporate proceedings of the Company, and based upon such examination and having regard for applicable legal principals, we are of the opinion that (i) the Notes are validly issued, fully paid and nonassessable notes of the Company, (ii) the Conversion Shares, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable outstanding shares of the Company's Common Stock, (iii) the Resale Shares are validly issued, fully paid and nonassessable outstanding shares of the Company's Common Stock and (iv) the Shares, when issued by the Company, will be validly issued, fully paid and nonassessable outstanding shares of the Company's Common Stock.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Porter & Hedges, L.L.P.

                                    PORTER & HEDGES, L.L.P.